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EXHIBIT 99.1C

                                                     FOR IMMEDIATE RELEASE




                     SBS TECHNOLOGIES, INC. UPDATES GUIDANCE
                   FOR ITS THIRD QUARTER ENDING MARCH 31, 2001



ALBUQUERQUE, NM - MARCH 1, 2001 - SBS Technologies, Inc. ("SBS") ("the company") (Nasdaq: SBSE) said today that it expects to report sales for the quarter ending March 31, 2001 to be in the range of $45 million to $47 million, an increase of approximately 55% to 60% from the prior year period. The company expects fully diluted earnings per share for the quarter to be in the range of 24 to 28 cents compared to 21 cents for the year-ago quarter.

The company will host a conference call at 11:00 a.m. Eastern Time this morning, Thursday, March 1, 2001, to further discuss this announcement. To participate, please dial toll-free (888) 469-1752 or international (712) 257-3170 with passcode "SBS." A replay will be available. The call will also be webcast live, and later archived, on the Investor Relations page of SBS' web site at HTTP://WWW.SBS.COM . See below for details.

"We have very recently been informed by several of our larger telecommunications infrastructure customers that their requirements for our products for this quarter will be less than previously communicated to us, and they will be delaying receipt of our products. The effect of these actions is that, while we will demonstrate substantial growth this quarter over our prior year, we will not achieve our previously communicated goals. The shortfall in sales revenue is only in our telecommunications business, as our commercial and military businesses continue to perform to plan. We continue to build a solid communications business, which serves many of the more exciting and robust applications of the next generation network, and our customer relationships remain very healthy. We continue to achieve a growing number of OEM design wins and are confident of the strategy we have in place," said Christopher J. Amenson, Chairman and Chief Executive Officer.

"We do not believe that we have sufficient information to provide an update concerning our fourth fiscal quarter at this time. We expect to discuss the outlook for the June quarter on Tuesday, April 17, 2001 when we announce the results of the March quarter," Amenson continued.

CONFERENCE CALL REPLAY:
A replay of the conference call will be available one hour following the conclusion of the live call through Friday, March 16, 2001, 5:00 p.m. ET. The toll-free dial-in number for the replay is (800) 468-0320. International participants dial (402) 344-6805. There is no passcode for the replay. The call will also be webcast live, and later archived, on the Investor Relations page of the SBS web site at HTTP://WWW.SBS.COM.

SBS will announce the results of its third quarter on Tuesday, April 17, 2001 after the close of the markets.



                                     -MORE-

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SBS TECHNOLOGIES, INC. UPDATES GUIDANCE
FOR ITS THIRD QUARTER ENDING MARCH 31, 2001
PAGE 2


ABOUT SBS TECHNOLOGIES, INC.
SBS Technologies, Inc. (Nasdaq: SBSE) is a leading designer and manufacturer of open-architecture, standard bus embedded computer components that enable system designers to create custom solutions specific to a unique application. SBS embedded computer components are used by original equipment manufacturers (OEMs) in applications such as telecommunications base stations, routers, and optical networking equipment in the build-out of the telecommunications infrastructure; medical electronics; industrial automation and control equipment; and, aerospace devices. SBS product lines include CPU boards, Wide Area Network (WAN) input/output (I/O) modules, general-purpose I/O modules, avionics modules and analyzers, computer interconnection and expansion units, and complete computer systems.

This release contains forward-looking statements regarding future events or the future financial performance of SBS that are subject to a number of risks and other factors which could cause the actual results to differ materially from those contained in the forward-looking statements. Among these factors are: business and economic conditions generally, and in the markets addressed by SBS' products; customer acceptance of and demand for SBS' products; SBS' ability to design, test and introduce new products on a timely basis; the cyclical nature of the markets addressed by SBS' products; and the risk factors listed in SBS' Form 10-K for the year ended June 30, 2000 filed with the Securities and Exchange Commission on September 22, 2000.

                                       ###

                                                       Contact: Jennifer D. Wade
                                                     Manager, Investor Relations
                                                             Tel. (505) 875-0600
                                                             Fax. (505) 875-0404
                                                            email: jwade@sbs.com